EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, 333-205225, 333-212305, 333-215613, 333-219023, 333-225922, 333-230845, 333-239413, 333-257564, 333-273039 and 333-280492) on Form S-8, and registration statement (No. 333-262547) on Form S-3 of our report dated January 13, 2025, with respect to the consolidated financial statements of Adobe Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California
January 13, 2025